Exhibit 10.1

*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

OMNIBUS AMENDMENT NO. 1 TO INDENTURE AND LETTER OF CREDIT

This OMNIBUS AMENDMENT NO. 1 TO INDENTURE AND LETTER OF CREDIT, dated as of October 1, 2019 (this “Amendment”), is among SCILEX PHARMACEUTICALS INC., a Delaware corporation (the “Issuer”), SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Parent Guarantor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”) and collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) under the Indenture (as defined below), and the beneficial owners of the Securities and the Holders listed on the signature pages hereof (collectively, the “Holders”).

RECITALS

WHEREAS, the Issuer, the Parent Guarantor, the Trustee and the Collateral Agent are parties to that certain Indenture, dated as of September 7, 2018 (as modified and supplemented and in effect from time to time, the “Indenture”), pursuant to which the Issuer issued Senior Secured Notes due 2026 in the aggregate principal amount of $224,000,000;

WHEREAS, pursuant to the Indenture, the Parent Guarantor issued to the Issuer that certain Irrevocable Standby Letter of Credit in the maximum aggregate amount of $35,000,000, with a date of issuance of September 7, 2018 (the “Letter of Credit”);

WHEREAS, Scilex Holding Company, a Delaware corporation (“Scilex Holding”), holds 100% of the issued and outstanding equity interests of the Issuer, and intends to complete an initial public offering of its Capital Stock (the “Scilex Holding IPO”);

WHEREAS, in connection with, and in anticipation of, the Scilex Holding IPO, the Issuer and the underwriters for the Scilex Holding IPO have requested that certain amendments be made to the Indenture and the Letter of Credit, in each case as set forth in this Amendment; and

WHEREAS, the Issuer has requested that the Holders, the Trustee and the Collateral Agent agree to amend the Indenture and the Letter of Credit in certain respects, in each case as set forth in this Amendment, in order to facilitate the Scilex Holding IPO.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Indenture are used herein as defined therein.

SECTION 2. Amendments. Each of the parties hereto agrees that, effective on the Effective Date (as defined in Section 5):

(a) The following defined term is hereby added where alphabetically appropriate to Section 1.01 of the Indenture:

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of March 18, 2019, by and among Scilex Holding, Sigma Merger Sub, Inc., Semnur Pharmaceuticals, Inc., and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of the equityholders thereunder, and, solely with respect to Section 1.8(a), Section 3.11 and Article X, the Parent Guarantor, as in effect as of March 18, 2019.”

(b) Clauses (3) and (4) of the defined term “Change of Control” in Section 1.01 of the Indenture are hereby deleted in their entirety and replaced with the following:

“(3) at any time prior to the consummation of an initial public offering of any Equity Interests of Scilex Holding, the Parent Guarantor ceasing to own, directly or indirectly, a majority of the total voting and economic power of the issued and outstanding Voting Stock of the Issuer;

(4) at any time following the consummation of an initial public offering of any Equity Interests of Scilex Holding, the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of a majority of the total voting power of the issued and outstanding Voting Stock of the Issuer or Scilex Holding; and”

(c) The defined term “Change of Control” in Section 1.01 of the Indenture is amended by (i) deleting the word “or” at the end of clause (5) thereof, (ii) replacing the period at the end of clause (6) thereof with “; or”, and (iii) inserting a new clause (7) immediately after clause (6) thereof reading as follows:

“(7) Scilex Holding shall fail at any time to own 100% of the Capital Stock of the Issuer.”

(d) The following defined term is hereby added where alphabetically appropriate to Section 1.01 of the Indenture:

“IPO Proceeds” has the meaning set forth in Section 6.01(d).

(e) The following defined term is hereby added where alphabetically appropriate to Section 1.01 of the Indenture:

“Scilex Holding” means Scilex Holding Company, a Delaware corporation.

(f) The following defined term is hereby added where alphabetically appropriate to Section 1.01 of the Indenture:

“Scilex Holding IPO” means an initial public offering of the Capital Stock of Scilex Holding.

(g) A new Section 4.27 is hereby added to the Indenture, as follows:

“SECTION 4.27 Nature of Business. The Issuer shall not engage in or enter into any business other than the research, development, manufacture, sale, distribution, marketing, detailing, promotion, selling and securing of reimbursement of the Product, on a worldwide basis (exclusive of Japan), and activities that are necessary for, or otherwise relevant to, the same; provided, however, that, notwithstanding the foregoing restriction, the Issuer’s sales representatives (which, for avoidance of doubt, may include sales representatives engaged by the Issuer through a contract sales organization or similar entity) may co-market or co-sell any product of the Parent Guarantor, Scilex Holding or any Subsidiary of the Parent Guarantor or Scilex Holding that has received the approval of any Regulatory Authority that is required by applicable law, and any other product or compound with an active pharmaceutical ingredient, in each case, approved by the Holders of a majority of the aggregate principal amount of the outstanding Securities (it being understood that any Company Product (as such term is defined in the Acquisition Agreement, and including any derivatives, iterations, improvements or modifications thereof) has already been so approved or deemed so approved and, for avoidance of doubt, no further consent of the Holders shall be required in connection with the foregoing activities relating thereto) to the extent such representatives are performing all co-marketing or co-sales activities under and in accordance with a contract no less favorable to the Issuer than any arms’-length contract and in compliance with all applicable laws.”

(h) A new Section 4.28 is hereby added to the Indenture, as follows:

“SECTION 4.28 Scilex Holding IPO Proceeds. Following the Issuer’s receipt thereof, the IPO Proceeds shall be used by the Issuer solely to support the Commercialization of the Product.”

(i) Section 6.01(d) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(d) (i) the Issuer or the Parent Guarantor fails to comply with Section 4.06, Section 4.08, Section 4.11, Section 4.15, Section 4.16, Section 4.17 (as to existence only), Section 4.23, Section 4.24, Section 4.25, Section 4.26, Section 4.27 or Section 4.28, or (ii) the Issuer or the Parent Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) above or clause (i) or clause (iii) of this clause (d)) and such failure continues for 10 consecutive days after the notice specified below or (iii) Scilex Holding fails to contribute $25,000,000 of the proceeds from the Scilex Holding IPO (such proceeds, the “IPO Proceeds”) to the Issuer within three Business Days following the closing of the issuance and sale of the Scilex Holding Capital Stock in the Scilex Holding IPO;”

(j) Section 8.01(c) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(c) Subject to Section 8.01(b) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.23, 4.24, 4.25, 4.26, 4.27 and 4.28 and the operation of Section 4.08, Article 5 and Sections 6.01(b), 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to the Parent Guarantor only), 6.01(g) (with respect to the Parent Guarantor only), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(l), 6.01(m) and 6.01(n) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of the Parent Guarantor under the Guarantee and the Security Documents shall be terminated simultaneously with the termination of such obligations.”

(k) Section 9.02(a)(x) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(x) make any change to Section 2.01(b), Section 2.01(c), Section 4.01(c), Section 4.23, Section 4.24, Section 4.25, Section 4.27, Section 4.28, Schedule I or Schedule II; or”

(l) Clause (C3) of Exhibit 2 of the Letter of Credit is hereby deleted in its entirety and replaced with the following:

“[(C3) (i) 180 days has elapsed since Scilex Holding Company, a Delaware corporation (“Scilex Holding”), consummated an initial public offering on a Major International Stock Exchange (as defined below) that results in Scilex Holding having a market capitalization equal to or in excess of US$200,000,000 at the time of such consummation; (ii) Scilex Holding’s market capitalization has not fallen below US$125,000,000 at any time within such 180-day period, based on the average of the 30 trading day volume-weighted average price of Scilex Holding’s common stock for 10 consecutive trading days on such Major International Stock Exchange; and (iii) such initial public offering raised at least US$75,000,000 of net proceeds to Scilex Holding. “Major International Stock Exchange” means the New York Stock Exchange, The Nasdaq Stock Market, the London Stock Exchange, the Toronto Stock Exchange, the Hong Kong Stock Exchange, Euronext Paris or the Deutsche Börse.]”

SECTION 3. Representations and Warranties of the Issuer and the Parent Guarantor. Each of the Issuer and the Parent Guarantor represents and warrants as follows:

(a) as of the date hereof, the representations and warranties contained in the Indenture, the Securities, the Collateral Agreement, the Purchase Agreements or in any Security Document (each as amended hereby) are true and correct in all material respects as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates;

(b) (i) immediately before giving effect to the Scilex Holding IPO, on the Effective Date and (ii) after giving effect to the Scilex Holding IPO and the effectiveness of the amendments set forth in Section 2 hereof (the “Amendments”), as of the Effective Date, no event shall have occurred and be continuing that constitutes a “Default” or “Event of Default” under the Indenture, the Securities or any Security Document, and the execution, delivery and performance of this Amendment and the consummation of the Scilex Holding IPO shall not cause or constitute any such Default or Event of Default under the Indenture, the Securities or any Security Document, as amended hereby; and

(c) each of the Issuer and the Parent Guarantor has duly authorized, executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Issuer and the Parent Guarantor enforceable against such person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 4. Representations and Warranties, and Covenant, of the Holders.

(a) Representations and Warranties. Each Holder hereby represents and warrants, with respect to itself, to each of the Trustee and the Collateral Agent that as of the date hereof (i) such Holder owns or beneficially owns, respectively, the principal amount of the Securities set forth opposite such Holder’s name under the column heading “Principal Amount of Securities” in Schedule 1 attached hereto and, if such Securities are beneficially owned through the book-entry system of The Depository Trust Company, then such Securities are held through The Depository Trust Company participant set forth opposite such Holder’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto (and if nothing is set forth opposite such Holder’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto then such Holder does not hold such Securities through the book-entry system of The Depository Trust Company), (ii) the CUSIP Number of such Securities that are beneficially owned by such Holder are set forth opposite such Holder’s name under the column heading “CUSIP No.” in Schedule 1 attached hereto, (iii) such Holder is not the Issuer, the Parent Guarantor or a Subsidiary of the Issuer or the Parent Guarantor, (iv) such Holder has the full power and authority to provide this Amendment with respect to such Securities that are owned or beneficially owned by such Holder and (v) this Amendment has been duly executed and delivered by such Holder, and this Amendment constitutes a legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms.

(b) Covenant. Each Holder (on a several and not joint basis) agrees to indemnify and hold harmless the Trustee and the Collateral Agent from and against any and all damages, losses, costs and expenses (including, without limitation, legal fees and expenses) arising or resulting from reliance upon the representations and warranties by such Holder set forth in this Section 4.

SECTION 5. Conditions of Effectiveness. The Amendments shall not become effective until the date (the “Effective Date”) on or prior to the date that is one year after the date of this Amendment on which all of the following conditions have been satisfied (or waived):

(a) Execution. The Trustee shall have received (i) counterparts of this Amendment executed by the Trustee, the Issuer, the Parent Guarantor and the Collateral Agent, and (ii) counterparts of this Amendment executed by the Holders of all of the aggregate principal amount of the then outstanding Securities.

(b) IPO. The closing of the Scilex Holding IPO pursuant to which […***…] shall have occurred.

(c) Repurchase of Securities. The Issuer shall have repurchased from each Holder Securities in a principal amount equal to (i) $20,000,000 multiplied by (ii) a fraction the numerator of which is the then outstanding principal amount of the Securities held by such Holder and the denominator of which is the then outstanding principal amount of all of the outstanding Securities, at a purchase price in cash equal to 100% of the principal amount thereof; (such repurchase, the “Effective Date Repurchase”).

(d) Representations and Warranties. (i) Immediately before giving effect to the Scilex Holding IPO, on the Effective Date and (ii) after giving effect to the Scilex Holding IPO and the effectiveness of the Amendments, as of the Effective Date, the representations and warranties contained in the Indenture, the Securities, the Collateral Agreement, the Purchase Agreements or in any Security Document (each as amended hereby) shall be true and correct in all material respects as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e) No Default. (i) Immediately before giving effect to the Scilex Holding IPO, on the Effective Date and (ii) after giving effect to the Scilex Holding IPO and the effectiveness of the Amendments, as of the Effective Date, no event shall have occurred or be continuing that would constitute a Default or an Event of Default.

SECTION 6. Effective Date Repurchase.

(a) Notwithstanding Section 4.08(c) and Section 4.24 of the Indenture, the Holders (i) hereby agree that the Issuer may effectuate the Effective Date Repurchase and shall use the funds in the Reserve Account for the purpose of consummating the Effective Date Repurchase, (ii) hereby instruct the Trustee and the Collateral Agent to release such funds in the Reserve Account to the order of the Issuer (free and clear of any Lien under the Collateral Agreement and any other Security Document) for such purpose, (iii) hereby agree that any remaining funds in the Reserve Account after the consummation of the Effective Date Repurchase shall be released to the Issuer by the Trustee and the Collateral Agent (free and clear of any Lien under the Collateral Agreement and any other Security Document and the Holders hereby instruct the Trustee and the Collateral Agent to release such funds accordingly) and (iv) after the consummation of the Effective Date Repurchase, hereby agree that Section 4.08(c) and Section 4.24 of the Indenture shall have no further force and effect and the Reserve Account shall be closed.

(b) In connection with the Effective Date Repurchase, the applicable Holder shall surrender the Security to or pursuant to the order of the Issuer. If a Holder’s Securities are repurchased only in part, the Issuer shall execute, and order the Trustee to authenticate in accordance with Section 2.07 of the Indenture, new Securities equal in principal amount to the portion of the Securities surrendered but not repurchased. If the Securities are Global Securities held by the Depository, then the Issuer shall cause the surrendered beneficial interests in such Global Securities so purchased to be transferred to the account of the Trustee pursuant to the applicable operational procedures of the Depository for tendering and withdrawing securities, and deliver a cancellation order to the Trustee with respect to such beneficial interests in accordance with Section 2.11 of the Indenture.

(c) On the date of the Effective Date Repurchase, the Issuer shall pay the repurchase price to the Holders entitled thereto and all Securities repurchased by the Issuer pursuant to the Effective Date Repurchase shall be delivered to the Trustee for cancellation in accordance with Section 6(b) above, and Section 2.11 of the Indenture.

(d) The Holders hereby acknowledge and agree to accept repurchase of the Securities in accordance with the terms of this Section 6 on the Effective Date.

SECTION 7. Effect on the Indenture, Letter of Credit, Securities, Purchase Agreement and Security Documents.

(a) Upon the effectiveness of the Amendments, on and after the date hereof each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Letter of Credit, the Securities, the Purchase Agreement or any Security Documents to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b) Upon the effectiveness of the Amendments, on and after the date hereof each reference in the Letter of Credit to “this Letter of Credit,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Indenture, the Securities, the Purchase Agreement or any Security Documents to the Letter of Credit, shall mean and be a reference to the Letter of Credit as amended hereby.

(c) Except as specifically amended above, the Indenture, the Letter of Credit, the Securities, the Purchase Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed.

(d) Except as set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Trustee, the Collateral Agent or any of the Holders under the Indenture, the Letter of Credit, the Securities, the Purchase Agreement or any of the Security Documents, nor constitute a waiver of any provision thereof.

(e) None of the Trustee, the Collateral Agent or any Holder is under any obligation to enter into or consent to this Amendment. The entering into of this Amendment by the Trustee and the Collateral Agent and any consent to this Amendment by any Holder shall not be deemed to limit or hinder any rights of any such party under the Indenture, the Letter of Credit, the Securities, the Purchase Agreement or any Security Document, nor shall it be deemed to create or infer a course of dealing between any such party, on the one hand, and the Parent Guarantor or the Issuer, on the other hand, with regard to any provision thereof.

SECTION 8. Authorization of Trustee and Collateral Agent. Each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver this Amendment and to execute any documents or take any actions reasonably necessary in order to effectuate this Amendment.

SECTION 9. General Authorization. Any and all actions heretofore or hereafter taken by the Trustee, the Collateral Agent, the Issuer, the Parent Guarantor and/or any officer, director, member, manager, partner, employee, contractor, Affiliate, attorney, representative and/or agent of any of the foregoing consistent with the intent and purpose of the matters approved or consented to in this Amendment are hereby ratified, confirmed, approved and consented to in all respects.

SECTION 10. Execution in Counterparts; Facsimile Signatures. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

SECTION 12. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13. Headings. The headings of the Sections of this Amendment have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14. Binding Effect and Notice. After the Effective Date, the Amendments shall bind each Holder (and such Holder’s successors and assigns) and every subsequent owner or beneficial owner of the Securities described on Schedule 1 attached hereto (or portion thereof that evidences the same debt as such Securities). Any and all notice required to take any action in adopting this Amendment is hereby waived. Each Holder acknowledges that this Amendment constitutes the required notice of this Amendment pursuant to Section 9.02(b) of the Indenture. Each Holder and beneficial owner signatory hereto further agrees that such Holder’s or beneficial owner’s consent to the Amendment, and waiver of the applicable Indenture provisions expressly provided herein, shall not be revoked by such Holder or beneficial owner, and may not be revoked by any successors or assigns of such Holder or beneficial owner, prior to the Effective Date, notwithstanding the provisions of Section 9.03 of the Indenture.

SECTION 15. Termination. This Amendment shall terminate and be of no further force and effect if the Effective Date has not occurred on or prior to the date that is one year after the date hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ISSUER:

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer

PARENT GUARANTOR:

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, PhD.
Title: President, Chief Executive Officer and Chairman of the Board

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alison D. B. Nadeau
Name: Alison D. B. Nadeau
Title: Vice President

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Alison D. B. Nadeau
Name: Alison D. B. Nadeau
Title: Vice President

SCHEDULE 1

Name	Depository Trust Company Participant Name and Number	Principal Amount of Securities	CUSIP No.